POWER OF ATTORNEY

We, the undersigned directors of Questar Pipeline Company, hereby severally constitute R. Allan Bradley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2009 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2009 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

             Signature

           Title

    Date

__________/s/_______________

Chairman of the Board

02/09/10

Keith O. Rattie

__________/s/_______________

President and

02/09/10

R. Allan Bradley

Chief Executive Officer

__________/s/   _____________

Director

02/09/10

L. Richard Flury

_________/s/________________

Director

02/09/10

Robert E. McKee III

________/s/_________________

Director

02/09/10

Gary G. Michael

________/s/_________________

Director

02/09/10

Bruce A. Williamson

BOARD\MEETING\10\FEB 8-9\POA QPC.DOCX